UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2005

Andrx Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-31475	65-1013859
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4955 Orange Drive, Davie, Florida		33314
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-584-0300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 19, 2005, John M. Hanson, Andrx Corporation’s ("Andrx" or the "Company") Senior Vice President and Chief Financial Officer ("CFO") notified the Company that he was resigning effective September 30, 2005.

(c) The Company has appointed its President, Angelo C. Malahias, to serve additionally as CFO on an interim basis. Mr. Malahias was appointed President in February 2004. Prior to his appointment as President, Mr. Malahias had served as Andrx’s CFO since January 1994, as Executive Vice President from January 2003 to February 2004, as Senior Vice President from June 2002 to January 2003 and as Vice President from January 1996 to June 2002. Mr. Malahias is 44 years old.

Mr. Malahias will not receive any additional compensation for serving as CFO. Mr. Malahias’s employment terms will continue to be governed by his September 28, 2001 Employment Agreement with the Company (the "Malahias Employment Agreement"), which was filed as Exhibit 10.61 to the Company Form 10-Q for the quarter ended September 30, 2001.

The Malahias Employment Agreement provides for a current annual base salary of $460,000, subject to upward adjustment by the Compensation Committee, as well as a car allowance, medical and dental insurance for Mr. Malahias and his immediate family, and other executive benefits. The Malahias Employment Agreement expires in September 2006, and provides that the executive is entitled to a lump sum payment equal to three times his highest annual salary and annual bonus amount during any of the preceding three years, the immediate vesting of all of his unvested equity awards, and 12 months of continued medical and dental insurance for Mr. Malahias and his family if his employment is terminated without cause, as defined, he resigns for "Good Reason," as defined, or he terminates his employment following a change of control, as defined. If Mr. Malahias resigns within 18 months of a change in Andrx’s Chief Executive Officer, all of Mr. Malahias’s unvested equity awards will immediately vest and Andrx will negotiate a severance package with Mr. Malahias. Mr. Malahias’s April 2005 RSU agreement provides that the RSUs will not be accelerated if Mr. Malahias terminates his employment for (i) "Good Reason", under certain circumstances, or (ii) upon a change in Andrx’s Chief Executive Officer to someone other than a current employee or member of the Board of Directors.

If at the end of the stated term of the Malahias Employment Agreement, the parties agree that the Malahias Employment Agreement should continue, such continued employment shall be subject to the terms and conditions of the current agreement, as may be amended, except that the current agreement shall expire upon 180 days written notice by Andrx or 90 days written notice by Mr. Malahias, except as otherwise provided.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated September 20, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Andrx Corporation

September 23, 2005	By:	Thomas P. Rice

Name: Thomas P. Rice
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 20, 2005